Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 of Center Bancorp, Inc. of our report dated March 3, 2014, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of ConnectOne Bancorp, Inc. for the year ended December 31, 2013, and to the reference to us under the caption “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Livingston, New Jersey
May 1, 2014